AGREEMENT

     Agreement dated as of this 1st day of September, 1997 by and between Catch/21 Enterprises, Incorporated, a Delaware corporation with offices located at 400 Oser Avenue, Hauppauge, New York (the "Company"), and William Connor, residing at 7 Blueberry Lane, Stony Brook, New York 11790 ("Connor").

                              W I T N E S S E T H:

     WHEREAS, the Company, TSR, Inc. ("TSR") and Connor have entered into a Subscription and shareholders Agreement dated September 30, 1996 (the "Subscription Agreement"), pursuant to which TSR was issued 160 shares of Common Stock of the company and Connor was issued 40 shares of Common Stock of the company; and

     WHEREAS, Connor has agreed to transfer to the company, and the Company has agreed to acquire, the 40 shares of Common Stock of the Company issued to Connor on the terms set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sophistry of which are hereby acknowledged, the parties hereto agree as follows:

          1. Connor hereby transfers, assigns and conveys to the company all of his right, title and interest in and to the 40 shares of Common Stock of the company issued to Connor pursuant to the Agreement, and acknowledges that he shall have no further rights as a shareholder of the Company, including, without limitation, any rights granted under the Subscription Agreement. Connor represents that he is the record and beneficial owner of such shares of common Stock free and clear of any liens, claims, encumbrances or restrictions.

          2. In consideration therefor, the company shall pay to Connor One

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     Hundred Thousand ($100,000) dollars payable in four equal installments, the first upon execution of this agreement and the remaining in each of the first three quarterly anniversaries of the agreement.

          3. The parties hereto acknowledge that nothing contained herein shall affect the Company's right to any software or other intellectual property acquired by the company pursuant to the subscription Agreement.

          4. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and no amendment or modification hereof shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

          5. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes a) if delivered in person, b) sent by certified mail, return receipt requested, postage and fees prepaid,
     c) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested or d) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) as follows:

          If to the Company at:

          Chairman of the Board
          Catch/21 Enterprises, Incorporated
          400 Oser Avenue
          Hauppauge, NY 11788

          With a copy to:

          Steven A. Fishman, Esq.
          Battle Fowler LLP
          75 East 55 Street
          New York, NY 10022

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          If to Connor at:

          Mr. William Connor
          7 Blueberry Lane
          Stony Brook, NY 11790

          Either of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other party given under this Paragraph 5. The date of the giving of any notice sent by mail shall be the date of the posting of the mail.

          6. This Agreement shall be binding upon Connor his heirs, executors and administrators and upon the Company, its successors and assigns.

          7. No course of dealing nor delay on the part of the Company in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver of any other breach or default.

          8. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of New York applicable to agreements entered into and to be performed entirely therein.

          9. If any clause, paragraph, section or part of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Date and year first written above.

                                             /s/ WILLIAM CONNOR
                                             -------------------------------
                                             William Connor
                                             Catch/21 Enterprises, Incorporated

                                             BY: /s/ JOSPEH F. HUGHES
                                                --------------------------------
                                                Name: Joseph F. Hughes
                                                Title: Chairman

         agree.doc


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